Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of GrandSouth Bancorporation of our report dated March 30, 2021, relating to the consolidated financial statements of GrandSouth Bancorporation, appearing in the Registration Statement on Form 10, as initially filed on March 30, 2021, as amended by Amendment No. 1 on May 11, 2021.

/s/ Elliott Davis, LLC

Greenville, South Carolina

August 30, 2021